                                           GENERAL DISTRIBUTOR'S AGREEMENT

                                                       BETWEEN

                                       OPPENHEIMER RISING DIVIDENDS FUND, INC.

                                                         AND

                                         OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: August 1, 2007

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
Two World Financial Center
225 Liberty Street
New York, NY 10281

Dear Sirs:

         Oppenheimer  Rising  Dividends  Fund,  Inc., a Maryland  corporation  (the  "Fund"),  is  registered as an investment  company under the Investment  Company Act of 1940 (the "1940 Act"), and an indefinite  number of one or more classes of its shares of beneficial  interest  ("Shares")  have been  registered  under the  Securities Act of
1933 (the "1933 Act") to be offered for sale to the public in a continuous  public  offering in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional  Information  ("SAI")  included in the
Fund's Registration Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

         In this  connection,  the Fund  desires  that your firm (the  "General  Distributor")  act in a  principal capacity as General  Distributor  for the sale and  distribution  of Shares which have been registered as described above and of any  additional  Shares  which may  become  registered  during  the term of this  Agreement.  You have advised the Fund that you are  willing to act as such  General  Distributor,  and it is  accordingly  agreed by and between us as follows:

         1.       Appointment of the  Distributor.  The Fund hereby  appoints you as the sole General  Distributor, pursuant to the aforesaid  continuous  public  offering of its Shares,  and the Fund further  agrees from and after the date of this  Agreement,  that it will not,  without your consent,  sell or agree to sell any Shares  otherwise than  through  you,  except (a) the Fund may itself  sell  shares  without  sales  charge as an  investment  to the officers,  trustees or directors  and bona fide  present and former  full-time  employees  of the Fund,  the Fund's
Investment  Adviser and affiliates  thereof,  and to other  investors who are identified in the current  Prospectus and/or SAI as having the  privilege to buy Shares at net asset value;  (b) the Fund may issue shares in  connection with a merger,  consolidation  or acquisition  of assets on such basis as may be authorized or permitted  under the
1940 Act; (c) the Fund may issue shares for the  reinvestment of dividends and other  distributions  of the Fund or of any other  Fund if  permitted  by the  current  Prospectus  and/or  SAI;  and (d) the Fund may  issue  shares as underlying  securities of a unit  investment  trust if such unit  investment  trust has elected to use Shares as an underlying  investment;  provided that in no event as to any of the foregoing exceptions shall Shares be issued and sold at less than the then-existing net asset value.

         2.       Sale of Shares.  You hereby  accept such  appointment  and agree to use your best efforts to sell
Shares,  provided,  however,  that when  requested  by the Fund at any time  because  of  market or other  economic considerations  or abnormal  circumstances  of any kind,  or when  agreed to by mutual  consent of the Fund and the
General  Distributor,  you will  suspend  such  efforts.  The Fund may also  withdraw the offering of Shares at any time when required by the  provisions of any statute,  order,  rule or regulation of any  governmental  body having jurisdiction.  It is understood that you do not undertake to sell all or any specific number of Shares.

         3.       Sales  Charge.  Shares shall be sold by you at net asset value plus a front-end  sales charge not in excess of 8.5% of the offering  price,  but which  front-end  sales charge shall be  proportionately  reduced or eliminated  for  larger  sales and under  other  circumstances,  in each case on the basis set forth in the  Fund's current  Prospectus  and/or SAI.  The  redemption  proceeds  of shares  offered and sold at net asset value with or without a  front-end  sales  charge  may be  subject to a  contingent  deferred  sales  charge  ("CDSC")  under the circumstances  described  in the current  Prospectus  and/or SAI.  You may reallow  such  portion of the  front-end sales charge to dealers or cause payment  (which may exceed the front-end  sales charge,  if any) of commissions to brokers  through  which sales are made, as you may  determine,  and you may pay such amounts to dealers and brokers on sales of shares from your own resources  (such dealers and brokers  shall  collectively  include all domestic or foreign  institutions  eligible to offer and sell the Shares), and in the event the Fund has more than one class of
Shares  outstanding,  then you may impose a  front-end  sales  charge  and/or a CDSC on Shares of one class that is different  from the  charges  imposed on Shares of the  Fund's  other  class(es),  in each case as set forth in the current  Prospectus  and/or SAI,  provided the  front-end  sales  charge and CDSC to the ultimate  purchaser do not exceed the respective levels set forth for such category of purchaser in the Fund's current Prospectus and/or SAI.

         4.       Purchase of Shares.

                  (a)      As  General  Distributor,  you shall  have the right to accept or reject  orders for the purchase  of Shares at your  discretion.  Any  consideration  which you may  receive  in connection with a rejected purchase order will be returned promptly.

                  (b)      You agree  promptly  to issue or to cause the duly  appointed  transfer  or  shareholder servicing  agent  of the  Fund to  issue as your  agent  confirmations  of all  accepted purchase  orders  and to  transmit  a copy of such  confirmations  to the Fund.  The net asset  value of all Shares  which are the  subject of such  confirmations,  computed  in accordance  with the  applicable  rules under the 1940 Act,  shall be a liability of the
                           General  Distributor  to the Fund to be paid promptly  after receipt of payment from the originating  dealer or broker (or  investor,  in the case of direct  purchases)  and not later than eleven  business days after such  confirmation  even if you have not actually received  payment from the originating  dealer or broker or investor.  In no event shall the General  Distributor  make payment to the Fund later than  permitted  by  applicable rules of the National Association of Securities Dealers, Inc.

                  (c)      If the  originating  dealer  or  broker  shall  fail to make  timely  settlement  of its purchase  order in  accordance  with  applicable  rules of the National  Association  of
                           Securities  Dealers,  Inc., or if a direct purchaser shall fail to make good payment for shares in a timely  manner,  you shall have the right to cancel such purchase order and, at your account and risk,  to hold  responsible  the  originating  dealer or broker,  or investor.  You agree  promptly to reimburse the Fund for losses  suffered by it that are attributable  to any such  cancellation,  or to errors on your part in  relation  to the effective  date of  accepted  purchase  orders,  limited to the amount  that such losses exceed  contemporaneous  gains  realized  by the Fund for  either of such  reasons  with respect to other purchase orders.

                  (d)      In  the  case  of  a  canceled  purchase  for  the  account  of  a  directly  purchasing shareholder,  the Fund  agrees  that if such  investor  fails to make you  whole for any loss you pay to the Fund on such canceled  purchase  order,  the Fund will reimburse you for such loss to the extent of the  aggregate  redemption  proceeds of any other  shares of the Fund owned by such  investor,  on your demand that the Fund exercise its right to claim such  redemption  proceeds.  The Fund shall register or cause to be registered all
                           Shares sold to you  pursuant to the  provisions  hereof in such names and amounts as you may  request  from  time  to time  and the  Fund  shall  issue  or  cause  to be  issued certificates  evidencing  such Shares for delivery to you or pursuant to your  direction if  and to the  extent  that  the  shareholder  account  in  question  contemplates  the issuance of such  certificates.  All Shares when so issued and paid for,  shall be fully paid and  non-assessable  by the Fund (which  shall not prevent  the  imposition  of any
                           CDSC that may apply) to the extent set forth in the current Prospectus and/or SAI.

         5.       Repurchase of Shares.

                  (a)      In connection  with the  repurchase of Shares,  you are appointed and shall act as Agent of the Fund. You are  authorized,  for so long as you act as General  Distributor of the
                           Fund, to repurchase,  from authorized dealers,  certificated or uncertificated shares of the Fund  ("Shares")  on the basis of orders  received  from  each  dealer  ("authorized dealer") with which you have a dealer  agreement  for the sale of Shares and  permitting resales of Shares to you,  provided that such authorized  dealer, at the time of placing
                           such  resale   order,   shall   represent  (i)  if  such  Shares  are   represented   by
                           certificate(s),  that  certificate(s)  for  the  Shares  to  be  repurchased  have  been delivered  to it by the  registered  owner  with a request  for the  redemption  of such
                           Shares  executed  in the  manner  and  with  the  signature  guarantee  required  by the
                           then-currently   effective   prospectus  of  the  Fund,  or  (ii)  if  such  Shares  are uncertificated,  that the registered  owner(s) has delivered to the dealer a request for the  redemption of such Shares  executed in the manner and with the signature  guarantee required by the then-currently effective prospectus of the Fund.

                  (b)      You shall  (a) have the right in your  discretion  to  accept or reject  orders  for the repurchase of Shares;  (b) promptly  transmit  confirmations of all accepted  repurchase orders;  and (c) transmit a copy of such  confirmation  to the Fund, or, if so directed, to any duly  appointed  transfer or  shareholder  servicing  agent of the Fund.  In your discretion,  you  may  accept  repurchase  requests  made by a  financially  responsible dealer  which  provides  you  with  indemnification  in  form  satisfactory  to  you  in consideration  of  your  acceptance  of such  dealer's  request  in lieu of the  written redemption  request  of the owner of the  account;  you agree  that the Fund  shall be a third party beneficiary of such indemnification.

                  (c)      Upon receipt by the Fund or its duly appointed  transfer or shareholder  servicing agent of any  certificate(s)  (if any has been  issued) for  repurchased  Shares and a written redemption  request of the  registered  owner(s) of such  Shares  executed in the manner
                           and  bearing  the  signature   guarantee  required  by  the   then-currently   effective
                           Prospectus or SAI of the Fund,  the Fund will pay or cause its duly  appointed  transfer or shareholder  servicing  agent promptly to pay to the  originating  authorized  dealer the redemption price of the repurchased  Shares (other than  repurchased  Shares subject to the  provisions of part (d) of Section 5 of this  Agreement)  next  determined  after your receipt of the dealer's repurchase order.

                  (d)      Notwithstanding  the provisions of part (c) of Section 5 of this  Agreement,  repurchase orders  received  from an  authorized  dealer  after  the  determination  of the  Fund's redemption  price on a regular  business day will receive that day's redemption price if the  request  to the dealer by its  customer  to arrange  such  repurchase  prior to the determination  of the Fund's  redemption  price that day complies with the  requirements governing such requests as stated in the current Prospectus and/or SAI.

                  (e)      You will make every  reasonable  effort and take all  reasonably  available  measures to assure the  accurate  performance  of all  services  to be  performed  by you  hereunder
                           within  the  requirements  of  any  statute,   rule  or  regulation  pertaining  to  the
                           redemption of shares of a regulated  investment  company and any  requirements set forth in the  then-current  Prospectus  and/or SAI of the Fund. You shall correct any error or omission  made by you in the  performance  of your duties  hereunder  of which you shall have received  notice in writing and any necessary  substantiating  data;  and you shall hold the Fund harmless  from the effect of any errors or omissions  which might cause an over- or  under-redemption  of the  Fund's  Shares  and/or an excess or  non-payment  of dividends, capital gains distributions, or other distributions.

                  (f)      In the event an  authorized  dealer  initiating  a  repurchase  order shall fail to make delivery or  otherwise  settle such order in  accordance  with the rules of the National
                           Association  of  Securities  Dealers,  Inc.,  you shall  have the  right to cancel  such repurchase  order and, at your account and risk,  to hold  responsible  the  originating dealer.  In the event that any  cancellation  of a Share  repurchase  order or any error in the timing of the  acceptance of a Share  repurchase  order shall result in a gain or loss to the Fund,  you agree  promptly to reimburse the Fund for any amount by which any loss shall exceed then-existing gains so arising.

         6.       1933 Act  Registration.  The Fund  has  delivered  to you a copy of its  current  Prospectus  and
SAI.  The Fund  agrees  that it will  use its best  efforts  to  continue  the  effectiveness  of the  Registration
Statement  under the 1933 Act.  The Fund  further  agrees to prepare and file any  amendments  to its  Registration
Statement  as may be  necessary  and any  supplemental  data in order to comply  with the 1933  Act.  The Fund will furnish  you at your  expense  with a  reasonable  number of copies of the  Prospectus  and SAI and any  amendments thereto for use in connection with the sale of Shares.

         7.       1940 Act  Registration.  The Fund has  already  registered  under  the 1940 Act as an  investment company,  and it will use its best efforts to maintain such  registration  and to comply with the  requirements  of the 1940 Act.

         8.       State  Blue  Sky  Qualification.  At your  request,  the  Fund  will  take  such  steps as may be necessary and feasible to qualify  Shares for sale in states,  territories  or  dependencies  of the United States, the District of Columbia,  the  Commonwealth of Puerto Rico and in foreign  countries,  in accordance with the laws thereof, and to renew or extend any such qualification;  provided,  however, that the Fund shall not be required to qualify  shares  or to  maintain  the  qualification  of  shares  in any  jurisdiction  where  it shall  deem  such qualification disadvantageous to the Fund.

         9.       Duties of Distributor.  You agree that:

                  (a)      Neither  you nor any of your  officers  will  take  any long or  short  position  in the
                           Shares,  but this  provision  shall not  prevent  you or your  officers  from  acquiring
                           Shares for investment purposes only; and

                  (b)      You shall  furnish to the Fund any  pertinent  information  required to be inserted with respect to you as General  Distributor  within the purview of the Securities Act of 1933 in any reports or  registration  required to be filed with any  governmental  authority;
                           and

                  (c)      You will not make any  representations  inconsistent  with the information  contained in the current Prospectus and/or SAI; and

                  (d)      You shall  maintain  such  records  as may be  reasonably  required  for the Fund or its
                           transfer  or  shareholder   servicing  agent  to  respond  to  shareholder  requests  or complaints,  and to permit  the Fund to  maintain  proper  accounting  records,  and you shall make such  records  available to the Fund and its  transfer  agent or  shareholder servicing agent upon request; and

                  (e)      In  performing  under this  Agreement,  you shall  comply with all  requirements  of the
                           Fund's current  Prospectus  and/or SAI and all applicable  laws,  rules and  regulations with respect to the purchase, sale and distribution of Shares.

         10.      Allocation  of Costs.  The Fund shall pay the cost of  composition  and  printing  of  sufficient copies of its  Prospectus  and SAI as shall be required  for  periodic  distribution  to its  shareholders  and the expense  of  registering  Shares  for sale under  federal  securities  laws.  You shall pay the  expenses  normally attributable to the sale of Shares,  other than as paid under the Fund's  Distribution Plan under Rule 12b-1 of the
1940 Act,  including  the cost of printing and mailing of the  Prospectus  (other than those  furnished to existing shareholders)  and any sales  literature  used by you in the public  sale of the Shares  and for  registering  such shares under state blue sky laws pursuant to paragraph 8.

         11.      Duration.  This  Agreement  shall  take  effect  on the  date  first  written  above,  and  shall supersede  any and all  prior  General  Distributor's  Agreements  by and among  the Fund and you.  Unless  earlier terminated  pursuant to paragraph 12 hereof,  this  Agreement  shall remain in effect until two years from the date of execution  hereof,  and  hereinafter  will continue in effect from year to year  thereafter,  provided that such continuance shall be specifically  approved at least annually:  (a) by the Fund's Board of Trustees or by vote of a majority  of the voting  securities  of the Fund;  and (b) by the vote of a majority of the  Trustees,  who are not parties to this Agreement or "interested  persons" (as defined the 1940 Act) of any such person,  cast in person at a meeting called for the purpose of voting on such approval.

         12.      Termination.  This  Agreement  may be  terminated  (a) by the  General  Distributor  at any  time without  penalty by giving sixty days' written notice (which notice may be waived by the Fund);  (b) by the Fund at any time without  penalty upon sixty days' written  notice to the General  Distributor  (which notice may be waived by the General Distributor);  or (c) by mutual consent of the Fund and the General Distributor,  provided that such termination  by the Fund shall be  directed  or approved by the Board of Trustees of the Fund or by the vote of the holders  of a  "majority"  of the  outstanding  voting  securities  of the Fund.  In the event  this  Agreement  is terminated by the Fund, the General  Distributor  shall be entitled to be paid the CDSC under paragraph 3 hereof on the redemption proceeds of Shares sold prior to the effective date of such termination.

         13.      Assignment.  This  Agreement  may not be  amended  or  changed  except  in  writing  and shall be binding upon and shall enure to the benefit of the parties hereto and their respective  successors;  however,  this
Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

         14.      Disclaimer of Shareholder  Liability.  The General  Distributor  understands  and agrees that the obligations  of the Fund  under  this  Agreement  are not  binding  upon any  Trustee  or  shareholder  of the Fund personally,  but bind only the Fund and the Fund's property;  the General Distributor represents that it has notice of the  provisions  of the  Declaration  of Trust,  as may be amended or  restated  from time to time,  of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

         15.      Section  Headings.  The  heading  of each  section is for  descriptive  purposes  only,  and such headings are not to be construed or interpreted as part of this Agreement.

         If the foregoing is in accordance  with your  understanding,  so indicate by signing in the space provided below.

                           Oppenheimer Rising Dividends Fund, Inc.

                           By:     /s/ Robert G. Zack_____________
                                    Robert G. Zack, Vice President & Secretary

Accepted:
OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:  /s/  Robert Grill ___________
      Robert Grill, Senior Vice President